                               SELLING AGREEMENT
                               -----------------

                                 BY AND AMONG
                                 ------------

                      RIVERSOURCE LIFE INSURANCE COMPANY,
                      -----------------------------------

                        RIVERSOURCE DISTRIBUTORS, INC.
                        ------------------------------

                                      AND
                                      ---

                      AMERIPRISE FINANCIAL SERVICES, INC.
                      -----------------------------------


This SELLING AGREEMENT ("Agreement") dated January 1, 2007 ("Effective Date") is by and among RIVERSOURCE LIFE INSURANCE COMPANY ("Company"), RIVERSOURCE DISTRIBUTORS, INC. ("Distributor")(together with Company, "RiverSource"), and AMERIPRISE FINANCIAL SERVICES, INC. (referred to herein as "Broker-Dealer" and "Agency" depending on the capacity in which it is acting). Distributor joins this Agreement in its role as principal underwriter of Company's variable annuity and variable life insurance policies ("Variable Contracts") only.

                                   RECITALS

The purpose of this Agreement is to establish the terms and conditions under which Broker-Dealer and Agency will market and sell those insurance products issued by the Company, as agreed to by the parties, which may include variable annuity contracts, variable life insurance policies, fixed annuity contracts, fixed life insurance policies, disability income insurance, long term care insurance, and other kinds of insurance products.

In consideration of the mutual covenants contained herein, the parties agree as follows:

1. DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:

      1.1 "AGENCY" is an insurance agency licensed in one or more states. For purposes of this Agreement, Agency and Broker-Dealer are the same corporate entity but obligations and duties are delineated as between Agency and Broker-Dealer where appropriate.

      1.2 "AUTHORIZED SELLING FIRM" means the Broker-Dealer taken together with the Agency, with respect to the sale of Products under this Agreement, in accordance with the terms and conditions of the SEC no-action letter First of America Brokerage Service, Inc. (dated
                             ----------------------------------------
            September 28, 1995).

      1.3 "BROKER-DEALER" is an entity duly registered as a broker-dealer with the Securities and Exchange Commission ("SEC"), the National Association of Securities Dealers ("NASD"), and states where required.

      1.4 "COMPANY RULES" mean any written instructions, bulletins, manuals, training materials, and any underwriting or suitability guidelines provided to Authorized Selling Firm by the Company.

      1.5 "CONTRACT" is the annuity or insurance policy validly issued by Company to a purchaser meeting underwriting standards of the Company.

      1.6 "PRODUCER" is a duly licensed individual who sells Products as an employee or independent contractor of Agency and who is appropriately registered with the NASD and licensed and appointed in accordance with all applicable insurance laws; this definition includes, as applicable, a licensed assistant, who is appropriately registered with the NASD and who assists Producer in providing services for Products.

      1.7 "PRODUCTS" are those annuity and insurance products issued by Company which will be marketed, sold, or serviced by Agency, Broker-Dealer and their Producers under this Agreement.

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      1.8   "REPLACEMENT" is the sale of a Product which is funded by the purchaser with money obtained from the liquidation of another life insurance policy or annuity contract.

      1.9 "TERRITORY" may be any 49 of the 50 United States (all states other than New York), and the District of Columbia, but includes only those jurisdictions in which Agency is authorized to market and sell the Products under this Agreement.

2. TERM OF AGREEMENT. This Agreement shall remain in effect beginning upon the Effective Date until it is terminated in accordance with Section 9, "Termination."

3.    APPOINTMENT AND AUTHORIZATION OF AGENCY AND BROKER-DEALER.

      3.1 APPOINTMENT AND AUTHORIZATION OF AGENCY AND BROKER-DEALER. Company and Distributor appoint Agency and authorize Broker-Dealer to solicit sales of and sell Products in accordance with the terms and conditions of this Agreement as an Authorized Selling Firm. Agency and Broker-Dealer accept the appointment and authorization. These appointments, taken together, constitute the appointment of Authorized Selling Firm. Authorized Selling Firm's authority is nonexclusive and is limited to the performance of the services and responsibilities set forth in this Agreement.

4. DUTIES, OBLIGATIONS AND LIMITATIONS OF AUTHORIZED SELLING FIRM. Authorized Selling Firm will perform all of Authorized Selling Firm's duties within the scope of the agency relationship created under this Agreement. Authorized Selling Firm's duties shall include, but not be limited to, the following:

      4.1 Authorized Selling Firm will be responsible for managing and supervising Producers, including licensed assistants, in selling Company Products;

      4.2 Authorized Selling Firm may recruit additional Producers to sell under the supervision of Authorized Selling Firm and to perform telephone transactions for any Contract owner prior to being appropriately registered with the NASD as a representative of the Broker-Dealer;

      4.4 Agency shall be responsible for the preparation and submission of licensing forms and the assurance that all Producers recruited by Authorized Selling Firm are appropriately licensed as insurance agent in the state(s) where such Producers will solicit and sell Products. Broker-Dealer shall be responsible for the preparation and submission to the NASD of representative registration forms and the assurance that all Producers and licensed assistants are and remain registered as representatives of Broker-Dealer with the NASD. Authorized Selling Firm shall be responsible for investigating the character, work experience and background of any proposed Producer, in accordance with applicable rules and regulations, and upon request will provide Company with copies of such investigations. Authorized Selling Firm shall recommend Producers for appointment with Company, but Company shall retain sole authority to make appointments and may, at its discretion, refuse to permit any Producer to solicit contracts for the sale of the Products; provided that Company will notify Authorized Selling Firm of any such refusal in a timely manner. Company shall be responsible for the preparation and submission of appointment forms and the payment of appointment fees in those states that require the Company to appoint Producers;

      4.5 Authorized Selling Firm will comply with all Company Rules and with all applicable federal and state laws and regulations, and cause its Producers to do the same. Authorized Selling Firm will be provided with the Company Rules which may be changed by Company at its sole discretion, and Authorized Selling Firm shall have twenty days following being provided with changes to the Company Rules to comply with changes to the Company Rules;

      4.6 Authorized Selling Firm shall assist Producers in responding to customer inquiries on Products sold or serviced under this Agreement to ensure that Producers provide Product applicants sufficient information and disclosures to ensure the suitability of any Replacement. In addition to information required under applicable state insurance laws and regulations, the following information shall be disclosed to applicants: all fees,

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            expenses and possible charges, such as surrender charges, on both the new and the surrendered investments; any change in the investment risk to the Product applicant; any change in the nature or the provider of any guarantees associated with the Product and/or the surrendered product;

      4.7 notifying Company if any Agency or Producer fails to maintain the required state insurance license or ceases to be a registered representative of Broker-Dealer;

      4.8 on the use of electronic and automated Web-based order-entry, processing, servicing and administration systems, Authorized Selling Firm shall ensure that adequate supervision and security and access controls are in place to prevent the improper, unauthorized or fraudulent use of or access to the order-entry, servicing or administration system(s);

      4.9 Broker-Dealer's duties with respect to Agency, Producers and licensed assistant's securities activities, include, but are not limited to: delivering to each person who submits an application a current prospectus for the Product to be furnished by Company in the form required by the applicable federal and state laws; review all Product applications for accuracy and completeness, and determining the suitability of the sale, which includes reasonable efforts to obtain information concerning the applicant's financial and tax status, investment objectives and any other information used or considered reasonable in making a Product recommendation;

      4.10 Authorized Selling Firm shall ensure that its Producers who market and sell the Products are trained on (i) the product specifications and features, and (ii) all Company Rules and standards that RiverSource has established for and communicated to Authorized Selling Firms and their Producers to use in meeting their respective duties to ensure suitable sales of the Products before they begin to solicit or sell Products. If Authorized Selling Firm chooses not to use Company-provided materials in training their Representatives on (i) and (ii) above, then Authorized Selling Firm shall provide to RiverSource, for its approval, documentation of its own form and content of training to be used;

      4.11 Authorized Selling Firm, through Producers, will solicit applicants in accordance with suitability regulations and the Company's underwriting standards, provided that nothing in this Agreement shall be deemed to require Authorized Selling Firm to solicit any particular customer's application for a Product;

      4.12 Authorized Selling Firm is responsible for obtaining all signatures required on each application and must deliver to Company the application and all instruments necessary to establish and issue a Contract under this Agreement;

      4.13 Authorized Selling Firm will safeguard, maintain and account for all policies, forms, manuals, equipment, supplies, advertising and sales literature furnished to Authorized Selling Firm and Producers by RiverSource, and will destroy or return the same to RiverSource promptly upon request;

      4.14 Authorized Selling Firm will keep identifiable and accurate records and accounts of all business and transactions effected pursuant to this Agreement. Upon reasonable notice and at reasonable times, continuing during a period of one year following the termination of this Agreement, Authorized Selling Firm will permit RiverSource to visit, inspect, examine, audit and verify its records pertaining to this Agreement;

      4.15 No sales promotions, promotional materials, or any advertising relating to Products or Company or Distributor ("Sales Material"), or modification thereof, distributed to either customers or Producers shall be used by Authorized Selling Firm or Producers unless the specific item has been approved in writing by Company or Distributor before use;

      4.16 Authorized Selling Firm represents and warrants that all directors, officers, employees and representatives of the Authorized Selling Firm who are appointed pursuant to this Agreement as Producers for Company or who have access to funds of Company, including but not limited to funds submitted with applications for Products or funds being returned to owners, are and shall be covered by a blanket fidelity bond, including

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            coverage for larceny and embezzlement, issued by a reputable bonding company acceptable to Company. Broker-Dealer shall maintain the bond at its expense;

      4.17 Authorized Selling Firm shall have no authority with respect to RiverSource, nor shall it represent itself as having such authority, other than as is specifically set forth in this Agreement;

      4.18 Authorized Selling Firm shall return promptly to Company all receipts for delivered Contracts, all undelivered Contracts and all receipts for cancellations, in accordance with Company Rules. Authorized Selling Firm will ensure prompt delivery of Contracts to Contract owners by Authorized Selling Firm or their Producers within 5 business days of receipt of the Contract by the Authorized Selling Firm or their Producers. Authorized Selling Firm agrees to indemnify and hold harmless Company for any loss incurred by Company that results from failure to deliver Contracts to Contract owners within such 5 business day period. This section will not apply if Company transmits the Contract directly to the Contract owner.

      4.19 If Authorized Selling Firm establishes an individual retirement plan through which Products may be offered, then Section 4.19 applies to such transactions in addition to all other terms and conditions under this Agreement.

            4.19.1 Authorized Selling Firm represents and warrants to RiverSource that:

                     (a) An affiliate of Authorized Selling Firm qualifies under the IRS Regulations 1.408-2 as Custodian for the individual retirement account ("Custodial IRAs"), and will administer the Custodial IRAs in accordance with the requirements of the Internal Revenue Code of 1986, as amended (the "Code") and the rules, regulations and rulings adopted in accordance with the Code;
                     (b) The Custodial IRA qualifies as an individual retirement account under the Code;
                     (c) It will not submit an application to Company for the purchase of a Product, on behalf of any Custodial IRA customer, until Authorized Selling Firm has received from the customer the completed documents necessary to establish the Custodial IRA account; and
                     (d) Authorized Selling Firm or an affiliate will properly respond to any order, levy, summons or subpoena relating to a Custodial IRA issued in connection with a judicial or administrative proceeding, investigation or inquiry.

            4.19.2 RiverSource is not responsible for monitoring Custodial IRAs with regard to compliance with the Code or other rules and regulations promulgated under the Code or applicable state law, including, but not limited to, those related to over-contributions, eligibility, income restrictions, timeliness of contribution, distributions upon death, state tax law reporting or any other matters related to the status of any Custodial IRA (as it relates to IRAs specifically or any ownership or beneficiary rights in general). RiverSource is not responsible for Authorized Selling Firm's compliance with Authorized Selling Firm's procedures with respect to the administration of any Custodial IRA.

            4.19.3 Authorized Selling Firm or an affiliate will provide such returns or filings and render such statements and reports as are required for federal regulatory and tax purposes.

            4.19.4 The annual IRA custodial fee (if applicable) will be charged by Authorized Selling Firm and not by Company.

            4.19.5 Agency must make the following, or substantively similar, disclosure in connection with the sale of individual retirement annuity products into any Custodial IRA:

                     "Your individual retirement annuity ("Annuity IRA") has a tax-deferred feature under the Internal Revenue Code, as does your Custodial IRA. As a result, when you transfer your annuity IRA to the Custodial IRA, your annuity will not provide any necessary or additional tax deferral. However, your Annuity IRA has features other than tax deferral that may help you reach your retirement

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                     goals. Fees charged by the Insurance Company (if any)
                     will still apply as outlined in the annuity prospectus and contract."

            4.19.6 Authorized Selling Firm will provide RiverSource with the name of its Custodian at RiverSource's request. So that RiverSource has an opportunity to conduct due diligence, any change in custodian or trustee does not take effect unless approved in writing by RiverSource.

5.    COMPANY AND DISTRIBUTOR REPRESENTATIONS AND RESPONSIBILITIES.

      5.1   REPRESENTATIONS AND WARRANTIES:

            5.1.1. Company represents and warrants that (a) it is duly incorporated in the State of Minnesota and licensed in all states in the Territory; (b) all Products, and all sales material provided by Company or Distributor have been filed and approved as required by state insurance departments, and (c) these materials comply with all applicable laws and regulations and rules of the NASD;

            5.1.2. Distributor represents and warrants that it is duly registered as a broker-dealer with the SEC, the NASD, all fifty states and the District of Columbia, and is qualified to do business in all states in which Company is licensed and qualified to do business;

            5.1.3. Distributor and Company represent and warrant that Company, as issuer and on behalf of the underlying investment account(s), has registered the underlying investment account(s) of the Products with the SEC as a security under the Securities Act of 1933 ("1933 Act") and as a unit investment trust under the Investment Company Act of 1940;

            5.1.4. Company represents and warrants that the prospectuses and registration statements relating to the Products do not contain any untrue statements of material fact or any omission to state a material fact, the omission of which makes any statement contained in the prospectuses and registration statements misleading;

            5.1.5. Company represents and warrants that its sales material complies with applicable law, and Company agrees to indemnify the Authorized Selling Firm for any loss or judgment as a result of any of Company's untrue statements of material fact or any omission to state a material fact, the omission of which makes any statement contained in the Sales Material misleading.

      5.2 Company shall send out all Contracts directly to Authorized Selling Firm or their Producers unless Authorized Selling Firm requests in writing that Company send out the Contract directly to the Contract owner.

      5.3 Upon Company's acceptance of any payment for a Product, Company will deliver to each Contract owner a statement confirming the transaction in accordance with Rule 10b-10 under the 1934 Act.

      5.4 Company shall provide administrative, accounting and other services to Contract owners as necessary and appropriate, in the same manner as such services are provided to Company's other Contract owners.

      5.5 Notwithstanding any other provisions of this Agreement or any other agreement between Company and/or Distributor and Agency and/or Broker-Dealer, Company reserves the unconditional right without prior notice to modify any of the Products in any respect whatsoever, and to suspend the sale of any Products in whole or in part at any time. Company may in its sole discretion refuse to accept any application for a Contract or any purchase payment or additional purchase payment for a Contract.

      5.6 Company will comply with all federal and state laws and regulations applicable to the Products and their distribution under this Agreement.

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6.    COMPENSATION. Company shall pay to Authorized Selling Firm compensation in the form of commissions on premiums collected, gross dealer concession, or other appropriate methods pursuant to this Agreement in accordance with the rates and limitations as agreed to by the parties. Such amounts shall constitute payment in full to the Broker Dealer or Agency, as applicable, for all sales under this Agreement by the Authorized Selling Firm and its Producers. Company shall pay compensation to Authorized Selling Firm on a monthly basis within thirty
      (30) days following the end of the month based on sales activity occurring in the previous month including reversals for refunds or other necessary adjustments.

      6.1 Except as otherwise provided in this Agreement, or subsequently agreed to in writing by RiverSource, Authorized Selling Firm will be responsible for all costs and expenses of any kind and nature incurred by Authorized Selling Firm in the performance of its duties under this Agreement. The foregoing notwithstanding, it is understood there is a separate agreement between the parties pursuant to which the Company shall reimburse the Authorized Selling Firm for its share of expenses in connection with the establishment of sales offices, staffing of such offices, training of Producers, and other related costs.

      6.2 In the event of termination of this Agreement for one or more of the reasons specified below in Section 9.1, Termination for Cause, no further compensation shall thereafter be payable.

      6.3 Upon termination of this Agreement, Company's obligation to pay compensation to Broker-Dealer or to Agency as applicable will immediately cease except that:

            6.3.1. Company will pay compensation, as the same becomes due and payable, upon Products for which the application has been taken and the required premium has been collected (or has become irrevocably collectable from a third party) as of the date of termination, and for which the Company subsequently issues a policy.

            6.3.2. Company will charge back against compensation due in the event of surrenders of Products sold prior to the termination of this Agreement by Authorized Selling Firm or Producers. Company will invoice Agency unless Company and Agency agree upon another method of payment of such amounts.

      6.4 Authorized Selling Firm shall pay cash or non-cash compensation for Product sales: (i) only to any person or entity that is appropriately licensed and appointed to sell Products; (ii) which are accepted by Company; and (iii) if such payment is in accordance with applicable laws, regulations, NASD or other self-regulatory organization rules and Company Rules.

      6.5 If requested by Authorized Selling Firm, Company will advance compensation monthly based on premium expected to be deposited with Company to effect an IRC Section 1035 exchange of one investment product for another product sold under this Agreement. In the event that the expected premium does not reach Company within 90 days of the date of the Product application, the entire compensation for the transaction will be charged back during the next normal compensation cycle.

      6.6 The parties hereto agree that Company may act as paying agent for the Authorized Selling Firm for purposes of paying compensation to Producers (herein "Paying Agent Services"). In that event, Authorized Selling Firm authorizes Company, on behalf of the Broker-Dealer and Agency, to pay all compensation due to Producers in respect of the sales of Contracts by Producers.

            6.6.1. In connection with Paying Agent Services, Company shall have no discretion as to either the timing or the amount of such payments to any Producer and all such payments shall be made in accordance with the Authorized Selling Firm's compensation schedule which shall be provided to the Company from time to time while this Agreement remains in effect. Company will make all such payments from its centralized payroll system. Company will withhold all federal, state and local income and related employment taxes in respect of such payments, and shall timely report and deposit all such amounts with the appropriate revenue authorities.

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            6.6.2.   Company's books and records will reflect all transactions
                     performed on behalf of Authorized Selling Firm.
                     Authorized Selling Firm will retain overall responsibility for the records kept for it by Company hereunder, exactly as if Authorized Selling Firm rather than Company performed the Paying Agent Services. Company acknowledges that it holds all books and records with respect to the Paying Agent Services on behalf of and as agent for Authorized Selling Firm whose property they are and shall remain and Company acknowledges that it will provide access to Authorized Selling Firm upon Authorized Selling Firm's reasonable request.

            6.6.3. In connection with the Paying Agent Services, each party agrees to cooperate with the other party and all appropriate government authorities (including without limitation the SEC, the NASD and state insurance regulators) and will permit each other and such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby. Each party agrees to permit the other party or the appropriate governmental authority to make copies of portions of its books and records that relate to the party's performance of its duties under this Agreement and which are the subject matter of the investigation or inquiry.

            6.6.4. The Authorized Selling Firm agrees to reimburse Company at cost for Paying Agent Services provided by Company pursuant to this Agreement. The charge to the Authorized Selling Firm for such services shall include all direct and indirectly allocable expenses. The methods for allocating expenses to the Authorized Selling Firm shall be in accordance with the requirements of the Minnesota insurance holding company system laws. Such methods shall be modified and adjusted by mutual agreement where necessary or appropriate to reflect fairly and equitably the actual incidence of expense incurred by the Company on behalf of the Authorized Selling Firm. The method of allocating costs hereunder and the payment thereof shall be determined in the following manner:

                     (a) The cost of services performed by the Company that are identifiable as expenses incurred directly and exclusively for the benefit of the Authorized Selling Firm shall be charged to the Authorized Selling Firm.

                     (b) The cost of services performed by the Company that are not identifiable as expenses incurred directly and exclusively for the benefit of the Authorized Selling Firm shall be allocated and charged to the Authorized Selling Firm in conformity with customary insurance accounting practices.

                     (c) At the request of the Authorized Selling Firm, and at Company's expense, the Company shall produce records and provide access to enable the Authorized Selling Firm to verify that such cost allocations are performed in accordance with the practices referenced above.

                     (d) For services rendered under this Agreement, payment shall be made by the Authorized Selling Firm to the Company on a monthly basis within thirty (30) days of invoice or other notice. The parties agree that during the course of any given month the Authorized Selling Firm may make reasonable estimated payments for part or all of the monthly cost in which case such payment shall be offset against the actual amount otherwise due at the end of the month under this Agreement. The parties also agree that, at the option of the Authorized Selling Firm, the Authorized Selling Firm may reimburse the Company based upon the Company's good faith estimate of the monthly costs for some or all of the services provided hereunder, in which case there shall be a final adjustment made within thirty (30) days after completion of the Company's cost analysis performed at least annually.

                     For purposes of allocating costs under this Agreement, the Authorized Selling Firm and Company shall rely on their internal accounting and allocation system then in effect, that system currently being the Management Accounting and Reporting System ("MARS"), which utilizes a product factor methodology for certain services and rate-volume formulas for other services, in order to

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                     ensure fair and reasonable allocations of income and
                     expenses among affiliated entities. Allocation of costs in connection with Paying Agent Services shall be accounted for by Authorized Selling Firm in accordance with applicable requirements of the Securities and Exchange Commission and by the NASD including guidance provided in Notice To Members 03-63

            6.6.5. It is understood that these Paying Agent Services may be terminated at any time upon mutual consent of the parties without otherwise affecting the terms of this Agreement.

7.    INDEMNIFICATION.

      7.1 INDEMNIFICATION OF COMPANY AND DISTRIBUTOR. Authorized Selling Firm shall indemnify, defend and hold harmless Company and Distributor and any of their respective officers, directors and employees, from and against any and all losses, claims, damages, liabilities, actions, costs or expenses to which Company or Distributor, or any of their respective officers, directors and employees, may become subject insofar as such losses, claims, damages, liabilities, actions, costs or expenses arise out of or are based upon: the acts or omissions of Authorized Selling Firm or any of its employees, agents, Producers or licensed assistants while acting on behalf of Authorized Selling Firm or RiverSource in connection with this Agreement; any breach of any covenant or agreement made by Authorized Selling Firm under this Agreement or any illegal action; the acts or omissions of the clearing broker or any employee or agent of clearing broker while performing the activities covered by this Agreement. The indemnity obligation of this paragraph will extend to any regulatory penalties incurred by Company or Distributor as a result of said activities.

            This indemnification obligation shall not apply to the extent that such alleged act or omission is attributable to Company or Distributor either because (1) Company or Distributor directed the act or omission, or (2) the act or omission by Authorized Selling Firm or any of its employees, agents, Producers or licensed assistants was the result of their compliance with the Company Rules.

      7.2 INDEMNIFICATION OF AGENCY AND BROKER-DEALER. Company or Distributor, as the case may be, shall indemnify, defend and hold harmless Authorized Selling Firm, and any of its officers, directors and employees, from and against any and all losses, claims, damages, liabilities, actions, costs or expenses to which Authorized Selling Firm, or any of its officers, directors and employees, may become subject insofar as such losses, claims, damages, liabilities, actions, costs or expenses arise out of or are based upon: the acts or omissions of Company or Distributor, respectively, or any employee or agent of Company or Distributor (excluding Authorized Selling Firm, Producers or licensed assistants) while acting on behalf of RiverSource in connection with this Agreement; any breach of any covenant or agreement made by Company or Distributor, respectively, under this Agreement; or the inaccuracy or breach of any representation or warranty made by Company or Distributor, respectively, under this Agreement.

      7.3 LIMITATION OF LIABILITY. Each party agrees that, as between the parties, in no event will any party to this Agreement be responsible to any other party for any incidental, indirect, consequential, special, punitive, or exemplary damages of any kind arising from this Agreement, including without limitation, lost revenues, loss of profits or loss of business. This limitation does not apply to third party claims for damages that are covered by the indemnification obligation under this Section 7.

8. ARBITRATION. The parties agree to attempt to settle any misunderstandings or disputes arising out of this Agreement through consultation and negotiation in good faith and a spirit of mutual cooperation. However, if those attempts fail, the parties agree that any misunderstandings or disputes arising from this Agreement will be decided by arbitration administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules and Title 9 of the U.S. Code. Judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. The number of arbitrators will be three (unless the parties to the dispute agree on a single arbitrator), one of whom will be appointed by RiverSource or an affiliate other than Authorized Selling Firm, one of whom will be appointed by Authorized Selling Firm, and the third of whom will be selected by mutual agreement, if possible, within 30 days of the selection of the second arbitrator and thereafter by the administering authority.

9.    TERMINATION.

      9.1 TERMINATION FOR CAUSE. At any time during the Term of this Agreement, RiverSource or Authorized Selling Firm may terminate this Agreement immediately for material breach of this Agreement upon written notice of such termination to the other party. Such written notice shall state the cause with specificity.

      9.2 TERMINATION WITHOUT CAUSE. RiverSource or Authorized Selling Firm may terminate this Agreement without cause upon 30 days prior written notice to the other parties.

10. CONFIDENTIALITY. Each party agrees that, during the term of this Agreement and at all times thereafter, it will not disclose to any unaffiliated person, firm, corporation or other entity any contract owner information, or any of the other parties' trade secrets or confidential information, including, without limitation, the terms of this Agreement; non-public program materials; member or customer lists; and proprietary information, unless the party is required to do so to execute its responsibilities under this Agreement and in all cases each party will undertake the necessary safeguards to protect the other party's confidential information.

11. ASSIGNMENT. The parties to this Agreement may not assign this Agreement without the written approval of the other parties.

12. AMENDMENT OF AGREEMENT. RiverSource reserves the right to amend this Agreement at any time, but no amendment shall be effective until approved in writing by Authorized Selling Firm.

13. SETOFFS AND CHARGEBACKS. Authorized Selling Firm authorizes RiverSource to set off from all amounts otherwise payable to Authorized Selling Firm all liabilities of Broker-Dealer, Agency or Producers. Authorized Selling Firm is liable for the payment of all moneys due to RiverSource that may arise out of this Agreement or any other agreement between Broker-Dealer, Agency, Distributor, and Company including, but not limited to, any liability for any chargebacks or for any amounts advanced by or otherwise due Company.

14.   MISCELLANEOUS.

      14.1 APPLICABLE LAW. This Agreement shall be governed by and interpreted under the laws of the State of Minnesota.

      14.2 SEVERABILITY. Should any part of this Agreement be declared invalid, the remainder of this Agreement shall remain in full force and effect, as if the Agreement had originally been executed without the invalid provisions.

      14.3 NOTICE. Any notice must be in writing and will be deemed to have been duly given if sent by U.S. mail, postage prepaid, or via a national courier service with the capacity to track its shipments, to the following addresses:

            IF TO COMPANY:                         IF TO DISTRIBUTOR:
            RiverSource Life Insurance Company     RiverSource Distributors, Inc.
            227 Ameriprise Financial Center        52 Ameriprise Financial Center
            Minneapolis, MN 55474                  Minneapolis, MN 55474

            IF TO AGENCY:                          IF TO BROKER-DEALER:
            Ameriprise Financial Services, Inc.    Ameriprise Financial Services, Inc.
            55 Ameriprise Financial Center         55 Ameriprise Financial Center
            Minneapolis, MN 55474                  Minneapolis, MN 55474

            Exhibit A modifications are duly given when sent by electronic mail or U.S. mail to the current or last known primary contact person at Authorized Selling Firm.

      14.4 BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, subject to the provisions of this Agreement limiting assignment.

      14.5 HEADINGS. The headings in this Agreement are for convenience only and are not intended to have any legal effect.

      14.6 DEFINED TERMS. The terms defined in this Agreement are to be interpreted in accordance with this Agreement. Such defined terms are not intended to conform to specific statutory definitions of any state.

      14.7 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the parties pertaining to the subject matter of this Agreement. It supersedes all prior communications, representations, understandings and agreements of the parties, whether oral or written, pertaining to the subject matter of this Agreement.

      14.8 SURVIVAL. All terms and conditions that of their nature are intended by the parties to survive this Agreement shall.

      14.9 NO WAIVER. No failure to enforce, nor any breach of any term or condition of this Agreement, shall operate as a waiver of such term or condition, or of any other term or condition, nor constitute nor be deemed a waiver or release of any other rights at law or in equity, or of claims which any party may have against any other party, for anything arising out of, connected with, or based upon this Agreement. Any waiver, including a waiver of this Section, must be in writing and signed by the parties to this Agreement.

      14.10 RIGHTS AND REMEDIES ARE CUMULATIVE. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties to this Agreement are entitled to under state and federal laws.

      14.11 COUNTERPARTS. This Agreement may be executed in counterparts, each of which is an original and all of which together constitute one and the same instrument.

RIVERSOURCE LIFE INSURANCE COMPANY    AMERIPRISE FINANCIAL SERVICES, INC.

By:      /s/ Timothy V. Bechtold      By:      /s/ Brian M. Heath
         -------------------------             ---------------------------------
Print Name:  Timothy V. Bechtold      Print Name:  Brian M. Heath
            ----------------------                ------------------------------
Title:       President                Title:       President - U S Advisor Group
            ----------------------                ------------------------------
Date:        12/21/2006               Date:        12/27/2006
            ----------------------                ------------------------------





RIVERSOURCE DISTRIBUTORS, INC.

By:      /s/ Mark Schwarzmann
         -------------------------
Print Name:  Mark Schwarzmann
            ----------------------
Title:       CEO
            ----------------------
Date:       12/21/2006
            ----------------------


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